EXHIBIT 3.6

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
(After Issuance of Stock)

SAILTECH INTERNATIONAL, INC.
Name of Corporation

We the undersigned	W. Barry Girling	and
President
W. Barry Girling	of	SAILTECH INTERNATIONAL, INC.
Secretary		Name of Corporation

do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 15th day of December, 2000, adopted a resolution to amend the articles as follows:

RESOLVED: That Article ONE of the Articles of Incorporation be amended to read in full as follows:

ARTICLE 1
NAME

The name of the Corporation is SAILTECH INTERNATIONAL INC.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 4,185,00; that the said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ B. Girling
W. Barry Girling - President and Secretary